UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material under Rule 14a-12

Cellular Biomedicine Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 amends and restates in its entirety the Definitive Proxy Statement of Cellular Biomedicine Group, Inc. (the “Company”) that was originally filed with the Securities and Exchange Commission (“SEC”) on October 6, 2015 (the “Original Proxy Statement”) to update and revise certain information and disclosures in the Original Proxy Statement.

19925 Stevens Creek Blvd., Suite 100
Cupertino, CA 95014
Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Cellular Biomedicine Group, Inc. (the “Company”) on November 20, 2015, which will be held at our office at 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014 at 9:00 a.m. Pacific Daylight Time.  Enclosed with this letter are your Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy voting card.  The Proxy Statement included with this notice discusses each of our proposals to be considered at the Annual Meeting. Please review our annual report for the year ended December 31, 2014 on our website at http://www.cellbiomedgroup.com (under “Investors”).

At this year’s meeting, you will be asked to: (1) elect three (3) “Class III” directors, each of whom will be elected for a term of three years; (2) ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and (3) transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on September 21, 2015 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment and postponements thereof (the “Record Date”).

The Board of Directors believes that a favorable vote for each candidate for a position on the Board of Directors and for all matters described in Proposal 2 is in the best interest of the Company and its stockholders and recommends a vote "FOR" all candidates and all other matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly. On the following pages, we provide answers to frequently asked questions about the Annual Meeting, as well as a copy of our 2014 Annual Report on Form 10-K.

You are welcome to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, you are requested to read the enclosed proxy statement and to sign, date and return the accompanying proxy as soon as possible. This will assure your representation and a quorum for the transaction of business at the meeting.

Sincerely,

/s/ Steve Liu
Steve (Wen Tao) Liu
Executive Chairman of the Board of Directors

Cupertino, California
October 7, 2015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date: November 20, 2015

To the Stockholders of Cellular Biomedicine Group, Inc.:

The 2015 Annual Meeting of Stockholders will be held at our office at 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014 at 9:00 a.m. Pacific Daylight Time.  During the Annual Meeting, stockholders will be asked to:

(1)	Elect three (3) “Class III” directors, each of whom will be elected for a three year term, or until the election and qualification of their successors;

(2)	Ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(3)	Transact any other business properly brought before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on September 21, 2015, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. If you are a stockholder as of September 21, 2015, you may vote at the meeting.  The date of disseminating this Notice of Meeting and Proxy Statement is on or about October 9, 2015.

For a period of 10 days prior to the Annual Meeting, a stockholders list will be kept at our office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Annual Meeting.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, you are requested to read the enclosed proxy statement and to sign, date and return the accompanying proxy as soon as possible. This will assure your representation and a quorum for the transaction of business at the meeting. If you attend the meeting in person, the proxy will not be used if you so request by revoking it as described in the proxy statement.

By order of our Board of Directors

/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Financial Officer and Secretary

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 20, 2015:

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice, Proxy Statement, and 2014 Annual Report (including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014) are available at https://www.iproxydirect.com/CBMG If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before November 6, 2015 to facilitate timely delivery.

To request by phone: 1-866-752-VOTE(8683)

To request by e-mail: proxy@iproxydirect.com

To request on the Internet: https://www.iproxydirect.com/CBMG

If you have any questions about accessing materials or voting, please call Issuer Direct at 919-481-4000 ext 120 or 117.

THE PROXY PROCEDURE

In lieu of a paper copy of the proxy materials, on or about October 9, 2015, we have first disseminated to our shareholders of record and beneficial owners of shares of common stock of Cellular Biomedicine Group, Inc. (which may be referred to in this Proxy Statement as “we,” “us,” “CBMG,” or the “Company”) a Notice of Internet Availability of Proxy Materials (the “Notice”) in connection with the solicitation of proxies by our board of directors (“Board”) for our annual meeting of stockholders to be held on November 20, 2015 at 9:00 a.m. PDT at our office at 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014 (referred to as the “Annual Meeting”). Shareholders who received the notice will have the ability to access this Proxy Statement and the accompanying proxy card over the Internet and to request a paper copy of the proxy materials by internet, email, or telephone. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.  Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A shareholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the shareholder terminates such election.

i

QUESTIONS AND ANSWERS ABOUT THE MEETING

What am I voting on?

At this year’s meeting, you will be asked to:

(1)	Elect three (3) “Class III” directors, each of whom will be elected for a term of three years, or until the election and qualification of their successors;

(2)	Ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(3)	Transact any other business properly brought before the Annual Meeting or any adjournments thereof.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record at the close of business on September 21, 2015 (the “Record Date”) may vote at the Annual Meeting.  Pursuant to the rights of our stockholders contained in our charter documents each share of our common stock has one vote.  There were 11,620,165 shares of common stock outstanding on September 21, 2015.  From November 10, 2015 through November 20, 2015, you may inspect a list of stockholders eligible to vote.  If you would like to inspect the list, please call Tony Liu, our Chief Financial Officer and Secretary, at (408) 973-7884 to arrange a visit to our offices.  In addition, the list of stockholders will be available for viewing by stockholders at the Annual Meeting.

How do I vote?

You may vote over the Internet, by telephone, by mail or in person at the Annual Meeting.  Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Vote by Internet.    You can vote via the Internet at www.iproxydirect.com/CBMG. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 19, 2015.  Internet voting is available 24 hours a day.  If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

Vote by Telephone.    You can vote by telephone by calling the toll-free telephone number 1-866-752-VOTE(8683). You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on November 19, 2015. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail.    If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to Cellular Biomedicine Group, Inc., c/o Issuer Direct, 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Vote in Person at the Meeting.    If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting.  If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name.  As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

If you vote by any of the methods discussed above, you will be designating Tony Liu, our Chief Financial Officer and Secretary, as your proxy, and he will vote your shares on your behalf as you indicate.

Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares.  The availability of Internet voting will depend on the voting process of your bank, broker or other nominee.  Please check with your bank, broker or other nominee and follow the voting instructions it provides.

Can I receive future materials via the internet?

If you vote by internet, simply follow the prompts for enrolling in electronic proxy delivery service.  This will reduce the Company’s printing and postage costs in the future, as well as the number of paper documents you will receive.

What is a proxy?

A proxy is a person you appoint to vote on your behalf.  By using the methods discussed above, you will be appointing Tony Liu, our Chief Financial Officer and Secretary as your proxy. He will vote on your behalf, and will have the authority to appoint a substitute to act as proxy.  If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be voted.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions.  If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated slate of Class III directors (see Proposal 1); and “FOR” the ratification of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (see Proposal 2).  We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so.  Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares.  The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions your bank, broker or other nominee provides.

You should instruct your bank, broker or other nominee how to vote your shares.  If you do not give voting instructions to the bank, broker or other nominee, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.  Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters.  Under the regulations applicable to New York Stock Exchange member brokerage firms (many of whom are the record holders of shares of our common stock), the uncontested election of directors is no longer considered a routine matter.  Matters related to executive compensation are also not considered routine.  As a result, if you are a beneficial owner and hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares with respect to these matters, votes may not be cast on your behalf.  If your bank, broker or other nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold our Annual Meeting, but a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a majority of the votes cast.  With respect to a proposal that requires a favorable vote of a majority of the outstanding shares, a broker non-vote has the same effect as a vote against the proposal.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●	Notifying our corporate Secretary, Tony Liu, in writing at 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014, that you are revoking your proxy;

●
Submitting a proxy at a later date via the Internet, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

●	Attending and voting by ballot at the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you should check with your bank, broker or other nominee and follow the voting instructions provided.

What constitutes a quorum?

The holders of a majority of the Company’s eligible votes as of the record date, either present or represented by proxy, constitute a quorum.  A quorum is necessary in order to conduct the Annual Meeting.  If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum.  Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.  If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date.  If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Directors.  For Proposal 1, the election of directors, the nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. You may choose to vote, or withhold your vote, separately for each nominee.  A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Ratification of the Appointment of Independent Registered Public Accounting Firm.  For Proposal 2, the affirmative vote of the holders of shares of common stock entitled to vote must exceed the votes cast against the proposal, in order for the proposal to be approved.

Other Proposals.  Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of shares of common stock entitled to vote to exceed the votes cast against the proposal for the proposal to be approved, except when a different vote is required by law, our certificate of incorporation or our Bylaws. On any such proposal, abstentions will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.  Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting with respect to any of the Proposals.

What percentage of our common stock do our directors and officers own?

As of September 21, 2015, our current directors and executive officers beneficially owned approximately 11.01% of our common stock outstanding. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 21 for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our Board, through our directors, officers, and employees, are soliciting proxies primarily by mail.  Further, proxies may also be solicited in person, by telephone, or facsimile.  We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

BDO USA LLP  (“BDO USA”) served as the independent registered public accounting firm auditing and reporting on our financial statements for the fiscal year ended December 31, 2014 and BDO China Shu Lun Pan Certified Public Accountants LLP (“BDO China”) has been appointed by our Board to serve as our independent registered public accounting firm for 2015.  We expect that representatives of BDO China will not be present at the Annual Meeting.

What are the recommendations of our Board?

The recommendations of our Board are set forth together with the description of each proposal in this Proxy Statement.  In summary, the Board recommends a vote:

●	FOR the election of the three nominated Class III directors (see Proposal 1);

●	FOR the ratification of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (see Proposal 2).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

GOVERNANCE OF THE COMPANY

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the Delaware General Corporation Laws and our Bylaws.  Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its committees comprised of certain directors (“Committees”).

Stockholders may communicate with the members of the Board, either individually or collectively, or with any independent directors as a group by writing to the Board at 19925 Stevens Creek Blvd., Suite 100, Cupertino, California, 95014.  These communications will be reviewed by the office of the corporate Secretary who, depending on the subject matter, will (a) forward the communication to the director or directors to whom it is addressed or who is responsible for the topic matter, (b) attempt to address the inquiry directly (for example, where it is a request for publicly available information or a stock related matter that does not require the attention of a director), or (c) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.  At each meeting of the Board, the corporate Secretary presents a summary of communications received and will make those communications available to any director upon request.

Independence of Directors

In determining the independence of our directors, the Board applied the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). Pursuant to these rules, the Board concluded its annual review of director independence in September 2015.  After considering all relevant facts and circumstances, the Board affirmatively determined that Messrs. Chun Kwok Alan Au, Terry Belmont, David Bolocan and Guotong Xu, each of whom are now serving on the Board and are continuing to serve their terms, are each independent within the definition of independence under the NASDAQ rules.   Tony Liu, Wen Tao (steve) Liu, Wei (William) Cao, and Gerardus A. Hoogland are not independent directors.  Additionally, Nadir Patel, one of the directors nominated for election as a Class III director has been determined to meet the definition of independence under the NASDAQ rules.  If the three director candidates nominated for Class III director positions, namely Wen Tao (Steve) Liu, Wei (William) Cao and Nadir Patel, are elected at the Annual Meeting, assuming our other directors remain in office, our Board will consist of a majority of five independent directors out of a total of nine directors on our Board.

Board Meetings; Annual Meeting Attendance

Our Board of Directors held 4 formal meetings and 5 actions for unanimous written consent during the most recently completed fiscal year. Each of the members of our Board of Directors was present at all of the Board of Directors meetings held. Other proceedings of the Board of Directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Delaware and our bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

We currently do not have a policy regarding the attendance of board members at the annual meeting of stockholders.

Board Committees

On February 20, 2013, the Board authorized formation of an audit committee, compensation committee and nominating committee and on March 12, 2013 adopted charters.  Our independent directors have been appointed to these committees as follows:

Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Chun Kwok Alan Au		X	X
Terry A. Belmont	X		Chair
David Bolocan	X	Chair
Nadir Patel	Chair		X
Guotong Xu		X

Audit Committee

The Audit Committee consists of Messrs. David Bolocan, Terry A. Belmont and Nadir Patel (serving as Chairman), each of whom are “independent” as defined under section 5605 (a)(2) of the NASDAQ Listing Rules.  In addition, the Board has determined that David Bolocan and Nadir Patel, both of whom are members of the Audit Committee qualify as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (SEC).  The Audit Committee operates pursuant to a charter, which can be viewed on our website at www.cellbiomedgroup.com (under “Investors”).  The Audit Committee held 3 formal meetings during the most recently completed fiscal year.  The role of the Audit Committee is to:

●	oversee management’s preparation of our financial statements and management’s conduct of the accounting and financial reporting processes;

●	oversee management’s maintenance of internal controls and procedures for financial reporting;

●	oversee our compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;

●	oversee the independent auditor’s qualifications and independence;

●	oversee the performance of the independent auditors, including the annual independent audit of our financial statements;

●	discharge such duties and responsibilities as may be required of the Audit Committee by the provisions of applicable law, rule or regulation.

A copy of the charter of the Audit Committee is available on our website at www.cellbiomedgroup.com (under “Investors”).

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee of the Board has:

●	reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2014 with management;

●
discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

●
received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed with BDO China Shu Lun Pan Certified Public Accountants LLP matters relating to its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements audited by BDO USA LLP for the fiscal year ended December 31, 2014 be included in its Annual Report on Form 10-K for such fiscal year.

Current members of the Audit Committee consist of Terry A. Belmont, David Bolocan, and Nadir Patel, each of whom is “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules.  If reelected at the Annual Meeting, it is expected that Nadir Patel, who is “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules, will continue to serve on the Audit Committee as Chairman.

Compensation Committee

The Compensation Committee consists of Messrs. Chun Kwok Alan Au, Guotong Xu and David Bolocan acting as Chairman, each of whom is “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules.  The Compensation Committee held 2 formal meetings during the most recently completed fiscal year. The role of the Compensation Committee is to:

●	develop and recommend to the Board the annual compensation (base salary, bonus, stock options and other benefits) for our President/Chief Executive Officer;

●	review, approve and recommend to the Board the annual compensation (base salary, bonus and other benefits) for all of our executives;

●	review, approve and recommend to the Board the aggregate number of equity awards to be granted to employees below the executive level;

●	ensure that a significant portion of executive compensation is reasonably related to the long-term interest of our stockholders; and

●	prepare certain portions of our annual Proxy Statement, including an annual report on executive compensation.

A copy of the charter of the Compensation Committee is available on our website at www.cellbiomedgroup.com (under “Investors”).

The Compensation Committee may form and delegate a subcommittee consisting of one or more members to perform the functions of the Compensation Committee.  The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities.  The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant to be used to provide advice on compensation levels or assist in the evaluation of director, President/Chief Executive Officer or senior executive compensation, including sole authority to approve the fees of any expert or consultant and other retention terms.  In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer or President with respect to the compensation packages of our other executive officers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, or the “Governance Committee”, consists of Messrs. Chun Kwok Alan Au, Nadir Patel and Terry Belmont (serving as Chairman), each of whom are “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules. If reelected at the Annual Meeting, it is expected that Nadir Patel, who is “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules, will continue to serve on the Governance Committee.  The Governance Committee held 4 formal meetings during the most recently completed fiscal year.  The role of the Governance Committee is to:

●	evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;

●	determine the desired skills and attributes of members of the Board and its committees, taking into account the needs of the business and listing standards;

●	establish criteria for prospective members, conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to us, our management, and operations;

●	review planning for succession to the position of Chairman of the Board and Chief Executive Officer and other senior management positions;

●	annually recommend to the Board persons to be nominated for election as directors and appointment as members of committees;

●	adopt or develop for Board consideration corporate governance principles and policies; and

●
periodically review and report to the Board on the effectiveness of corporate governance procedures and the Board as a governing body, including conducting an annual self-assessment of the Board and its standing committees.

A copy of the charter of the Governance Committee is available on our website at www.cellbiomedgroup.com (under “Investors”).

 Policy with Regard to Stockholder Recommendations

The Governance Committee does not presently have a policy with regard to consideration of any director candidates recommended by our stockholders.  No stockholder (other than members of the Governance Committee) has recommended a candidate to date.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.  Candidates should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields.  The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in biomedicine, medical and drug regulation in China, intellectual property, early-stage companies, research and development, strategic planning, business development, compensation, finance, accounting and banking.

In evaluating nominations to the Board of Directors, the Governance Committee also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities.  The Governance Committee took these specifications into account in formulating and re-nominating its present Board members.

The current director candidates, were recommended by management and nominated by the full board of directors.

Code of Business Conduct and Ethics

We have adopted a code of ethics, which applies to all our directors, officers and employees and comprises written standards that are reasonably designed to deter wrongdoing and to promote the behavior described in Item 406 of Regulation S-K promulgated by the SEC.  A copy of our “Code of Business Conduct and Ethics for Officers, Directors and Employees” is available on our website at www.cellbiomedgroup.com (under “About Us: Company Overview”).  In the event that we make any amendments to, or grant any waivers of, a provision of our Code of Business Conduct and Ethics for Officers, Directors and Employees that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor in a Form 8-K or in our next periodic report.

Conflicts of Interest

Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our company. Although the officers and directors are engaged in other business activities, we anticipate they will devote an important amount of time to our affairs.

Our officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to ours. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities.  Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise.  Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis.  A breach of this requirement will be a breach of the fiduciary duties of the officer or director.  If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity.  However, all directors may still individually take advantage of opportunities if we should decline to do so.  Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

Board Leadership Structure and Risk Oversight

The Chairman of the Board, who is a different individual from the Chief Executive Officer, presides at all meetings of the Board.  The Chairman is appointed on an annual basis by majority vote of the directors, excluding the vote of the appointee.

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to a Board committee or the full Board for oversight as follows:

Full Board - Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

Audit Committee - Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Nominating and Corporate Governance Committee - Risks and exposures relating to corporate governance and management and director succession planning.

Compensation Committee - Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws.  The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented.  However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party.  The Company expects that the Board would only approve a related party transaction that was in the best interests of, and fair to, the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. The rules promulgated by the SEC under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to Section 16(a). The information in this section is based solely upon a review of Forms 3, Forms 4, and Forms 5 received by us.

We believe that all of the Company's executive officers, directors and 10% stockholders have timely complied with their filing requirements during the year ended December 31, 2014, except that each of Au Chun Kwok Alan, Guo-Tong Xu and Jeffery H. Auerbach inadvertently did not timely file one SEC Form 3; Wen Tao Liu inadvertently reported late 2 acquisitions of common stock that transpired in 2014; Cao (William) Wei inadvertently reported late 3 acquisitions of common stock that transpired in 2014; David Bolocan and Andrew Chan inadvertently reported late 4 acquisitions of common stock and 2 acquisitions of stock option that transpired in 2014; Tony Liu inadvertently reported late one acquisition of common stock and 2 acquisitions of stock option that transpired in 2014; David Bolocan inadvertently reported late one acquisition of common stock that transpired in 2014.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election

On September 19, 2015 the Board held a meeting and determined it was in the best interest of the Company to authorize the nomination of  each of Wen Tao (Steve) Liu, Wei (William) Cao and Nadir Patel for a new Class III term.  Subsequent to the approval of the resolution, the Board has a total of nine members, divided into three classes as follows:

Class	Term	Directors

Class I
Initial term ends on the date of the Annual Meeting of Stockholders in 2016. Class I directors serve for a term of three years, and are elected by the stockholders at the beginning of each term. The next full 3-year term for Class I directors extends from the date of the 2016 annual meeting to the date of the 2019 annual meeting.
1. Terry A. Belmont
2. David Bolocan
3. Gerardus A. Hoogland

Class II
Initial term ends on the date of the Annual Meeting of Stockholders in 2017.   Class II directors serve for a term of three years, and are elected by the stockholders at the beginning of each term.  The next full 3-year term for Class II directors extends from the date of this year’s Annual Meeting of stockholders in 2017 to the date of the 2020 annual meeting.
4. Alan Au
5. Guotong Xu, M.D.,Ph.D
6. Tony Liu

Class III
Initial term ends on the date of the Annual Meeting of Stockholders in 2015.   Class III directors serve for a term of three years, and are elected by the stockholders at the beginning of each term.  The next full 3-year term for Class I directors extends from the date of the 2015 annual meeting to the date of the 2018 annual meeting.
7. Wen Tao (Steve) Liu
8. Wei (William) Cao
9. Nadir Patel

Class III has three director positions up for election at the Annual Meeting.  Our Board has nominated three Class III director candidates for election at the Annual Meeting, who are the same individuals listed above in position numbers 7, 8 and 9.  Each nominee has agreed, if elected, to serve a three-year term or until the election and qualification of his successor.  If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may provide for a lesser number of directors or designate a substitute.  In the latter event, shares represented by proxies may be voted for a substitute nominee.

If a quorum is present at the Annual Meeting, then nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. There is no cumulative voting in the election of directors.

The following biographical information is furnished as to each nominee for election as a Class III director:

Wen Tao (Steve) Liu, Director

Dr. Liu acted as our Chief Executive Officer from February 2013 to September 29, 2013, when he then took the role of President – North America, focusing on the Company’s business strategy in Canada and the United States.  He has served, and continues to serve, as Chairman of our Board, from February 2013 to the present.  Prior to this Dr. Liu served as CEO of Cellular Biomedicine Group Ltd. (our predecessor corporation) since March 2012.  Dr. Liu has 29 years of professional career experience in bringing new products from inception to mass market, encompassing the biomedical, clean energy and semiconductors industries. Dr. Liu has led large organizations as well as entrepreneurial companies with a proven track record of delivering shareholder value. He is experienced in multi-cultural business environments and has gained respect and trust from customers, colleagues and industry leaders. Dr. Liu served as President and CEO of Seeo Inc. from July 2010 to February 2012, where he led a team of scientists and entrepreneurs for the commercialization of solid state lithium ion battery for electric vehicles and smart grid applications.  From 2003 to 2009, he was President and CEO of Shanghai Huahong NEC Electronics Company.  From 1989 to 2002, he was Vice President and GM of Peregrine Semiconductor, Vice President and GM of Integrated Device Technology, and Managing Director of Quality Semiconductor Australia.  Mr. Liu served at Cypress Semiconductor in various engineering roles from 1984 to 1989. Mr. Liu earned a Bachelor’s degree in Chemistry from Nanjing University, Nanjing China.  He holds a Master and Doctorate in Chemistry from Rensselaer Polytechnic Institute, Troy New York.  In considering Dr. Liu’s eligibility to serve on the Board, the Board considered Dr. Liu’s prior experience as a leader and executive officer and his educational background.

Nadir Patel, Director

Mr. Patel is a senior Canadian diplomat currently serving in India. He previously held the position of Chief Financial Officer for Canada’s Department of Foreign Affairs, Trade and Development, which included the responsibilities of strategic planning, corporate finance and operations, risk management and performance. Mr. Patel has previously served as Canada’s Consul General in Shanghai, promoting trade and investment between Canada and China, as well as Canada’s Chief Air Negotiator where he negotiated bilateral treaties on behalf of the Canadian government.  Mr. Patel also serves on the Board of Governors of the International Development Research Centre (and on its Audit and Finance Committee), as well as the Advisory Board of Wilfrid Laurier University’s School of Business and Economics. He has a Master of Business Administration (MBA) from New York University’s Stern School of Business, the London School of Economics and Political Science, and the HEC Paris School of Management.  In considering Mr. Patel’s eligibility to serve on the Board, the Board considered his financial expertise, international experience, and knowledge of corporate governance practices through his past participation on public sector Boards.

Wei (William) Cao, Chief Executive Officer and Director

Mr. Cao has served as our President and Chief Operating Officer from February 2013 until September 29, 2013, when he was appointed as our Chief Executive Officer.  Mr. Cao has served as a director on our Board since February 2013.  Prior to this, from August 2010 to February 2013, Dr. Cao served as President, COO and director of Cellular Biomedicine Group Ltd. (our predecessor corporation).  From August 2006 until July 2010, Dr. Cao served as general manager and chairman of Affymetrix China, a Company in the genetic analysis industry. Dr. Cao has over 30 years of professional experience in scientific research, product development and startups. He served as Technical Manager for Bayer Diagnostics Asia Pacific region (now Siemens), General Manager of GenoMultix Ltd. and President of Wuxi New District Hospital. Dr. Cao has extensive research experience in the immune-pharmacology field at Harvard Medical School and Stanford University Medical Center. Dr. Cao holds a Bachelor’s degree in Medicine from Fudan University Medical College, Shanghai China, and a Ph.D. in Pharmacology from Medical College of Virginia, Richmond Virginia. He is the inventor named in 26 patents in the field of genetic analysis and stem cell technology, especially adipose derived stem cell preparation and its disease treatment applications. In considering Dr. Cao’s eligibility to serve on the Board, the Board considered Dr. Cao’s scientific background and experience in the biotech industry.

Compensation of Directors

Prior to the Merger, the Company compensated directors with equity grants as consideration for joining the Board and/or providing continued services as a director.  Directors were not provided with cash compensation, although the Company would reimburse their expenses.

After the Merger, the Company determined that the annual cash compensation (prorated daily) to be paid to each director shall consist of $30,000 for each independent director and $20,000 for each non-independent director. In addition, each independent director of the Board is eligible to receive a non-qualified option grant under the Company’s stock incentive plan, under which such director’s initial option grant shall be for a number of shares of common stock as set forth in the Independent Director Agreement for each such director and shall include such other terms to be determined by the Board and or its Compensation Committee.

Non-Executive Director Agreement

The Company has and will continue to enter into agreements with independent non-executive directors, under which these directors will be paid $30,000 per year (prorated daily based on a 360 day year for any portion of the year if he serves for less than a full term) for services as a director. Independent directors shall also be eligible to receive a non-qualified option grant under the Plan to purchase either (i) 2,000 shares, if such director serves as a member of a committee, or (ii) 5,000 shares, if such director serves as a chairperson of a committee.  Such options shall vest on the anniversary date of the director’s appointment to the committee or to his position as committee chair, as the case may be.

2014 DIRECTOR COMPENSATION TABLE

							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)	($)
Jeffery Auerbach (1)	2014	30,000	-	-	-	-	-	-	30,000
	2013	7,500	-	-	19,353	-	-	-	26,853

Terry A. Belmont	2014	30,000	-	-	90,998	-	-	-	120,998
	2013	2,500	-	-	19,742	-	-	-	22,242

David Bolocan	2014	30,000	-	-	121,640	-	-	-	151,640
	2013	7,500	-	-	33,869	-	-	-	41,369

Wei (William) Cao*	2014	20,004	-	-	-	-	-	-	20,004
	2013	18,333	-	-	-	-	-	-	18,333

Jianping Dai (1)	2014	22,500	-	-	-	-	-	-	22,500
	2013	25,000	-	-	37,633	-	-	-	62,633

Leo Dembinski (1)	2014	27,500	-	-	-	-	-	-	27,500
	2013	30,000	-	-	7,693	-	-	-	37,693

Gerardus A. Hoogland*	2014	20,004	-	-	-	-	-	-	20,004
	2013	1,667	-	-	26,158	-	-	-	27,825

Norm Klein* (1)	2014	16,667	-	-	-	-	-	-	16,667
	2013	16,667	-	-	-	-	-	-	16,667

Bizuo (Tony) Liu*	2014	3,334	-	-	-	-	-	-	3,334
	2013	25,000	-	-	33,569	-	-	-	58,569

Wen Tao (Steve) Liu*	2014	20,004	-	-	-	-	-	-	20,004
	2013	18,333	-	-	-	-	-	-	18,333

Nadir Patel	2014	30,000	-	-	60,140	-	-	-	90,140
	2013	-	-	-	-	-	-	-	-

Keith Wong* (1)	2014	28,336	-	-	-	-	-	-	28,336
	2013	18,334	-	-	-	-	-	-	18,334

Chun Kwok Alan Au	2014	5,000	-	-	53,304	-	-	-	58,304

Guotong Xu	2014	5,000	-	-	26,652	-	-	-	31,652

 *Non-independent directors are paid $20,000 per year
(1) Former director

Risk Management in Compensation Policies and Procedures

Due to the Company's lack of cash flows, it has historically compensated its officers in stock rather than paying a cash salary. By compensating these officers in stock, we believe they have a greater incentive to take steps to increase the value of the Company's stock than they would if compensated in cash. As the Company's value is largely based on the value of the equity it receives from its clients, paying the officers using Company stock may incentivize them to take additional risks in an attempt to increase the value of the Company's stock.

Vote and Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote on the nominees will be required to approve each nominee.  This means that the three nominees with the greatest number votes for election will be elected.

Our Board recommends a vote “FOR” each of the nominees.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed BDO China Shu Lun Pan Certified Public Accountants LLP  (“BDO China”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ended December 31, 2015.  Our independent registered public accounting firm for the fiscal years ending December 31, 2014 and December 31, 2013 was BDO USA, LLP (“BDO USA”).

Stockholder ratification of the selection of BDO China as our independent registered public accounting firm is not required by our Bylaws or the Delaware General Corporation Law. The Board seeks such ratification as a matter of good corporate practice.  Should the stockholders fail to ratify the selection of BDO China as our independent registered public accounting firm, the Audit Committee will reconsider whether to retain that firm for fiscal year 2015.  In making its recommendation to the Board that stockholders ratify the appointment of BDO China as our independent registered public accounting firm for the fiscal year ending December 31, 2015, the Audit Committee considered whether BDO China’s provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm.

Audit Fees

The Company paid or accrued the following fees in each of the prior two fiscal years to its current and predecessor auditors of record.

	Year ended December 31, 2014	Year ended December 31, 2013

Audit fees
Current auditor of record	$335,305	$243,578
Predecessor auditors of record	$3,257	131,019
Total of audit fees	$338,562	$374,597

Audit fees include fees for the audit of our annual financial statements, reviews of our quarterly financial statements, and related consents for documents filed with the SEC. All other fees include fees for auditing of listing agreement clients as required by the SEC for listing.

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services (if any) and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting.  All of the services provided by our independent registered public accountants described above were approved by our Audit Committee.

Our principal accountants did not engage any other persons or firms other than the principal accountant’s full-time, permanent employees.

The Board has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board (“PCAOB”), and has discussed with its auditors its independence from the Company. The Board has considered whether the provision of services other than audit services is compatible with maintaining auditor independence.

Resignation of BDO USA and Engagement of BDO China

On April 24, 2015, with the approval of its Audit Committee, the Company accepted the resignation of BDO USA as its independent registered public accounting firm.

During the period from August 26, 2013 (the date BDO USA was engaged) through the date of its resignation, the Company has not had any disagreements with BDO USA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to BDO USA’s satisfaction, would have caused BDO USA to make reference in connection with BDO USA’s opinion to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements.  In addition during such periods and through the date of the resignation of BDO USA, there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K, except certain material weaknesses in the internal controls over financial reporting as disclosed in the Form 10-K for the fiscal year ended December 31, 2013, BDO USA’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended December 31, 2013 contained a going concern modification.

The Company provided BDO USA with a copy of the Form 8-K announcing BDO USA's resignation prior to its filing with the SEC on April 28, 2015 and requested that BDO USA furnish the Company with a letter addressed to the SEC that provides that BDO USA agrees with the statements made above. A copy of BDO USA’s letter dated April 28, 2015 was attached as Exhibit 16.1 to the Form 8-K filed on the same date.

On April 24, 2015, with the approval of its Audit Committee, the Company engaged BDO China as its new independent registered public accounting firm.

BDO China was a component auditor in 2014 to audit CBMG’s significant business components, and was involved in assessing the application of accounting principles and audit issues.  In addition, BDO China provided audit services to the Company in connection with its business combination with Beijing Agreen Biotechnology Co., Ltd.

Except as set forth above, during the years ended December 31, 2013 and 2014 and through the subsequent interim period prior to the Company’s engagement of BDO China, the Company did not consult with BDO China on either (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that may be rendered on the Company’s financial statements; or (3) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in item 304(a)(1)(v) of Regulation S-K.  In addition, except as set forth above, BDO China did not provide any written or oral advice to the Company that BDO China concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Auditor Representatives at Annual Meeting

We expect that representatives of BDO China Shu Lun Pan Certified Public Accountants LLP will not be present at the Annual Meeting.

Vote Required and Recommendation

The affirmative vote of the holders of shares of common stock entitled to vote must exceed the votes cast against this proposal for the proposal to be approved.

The Board recommends that stockholders vote “FOR” ratification of the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 as described in this Proposal 2.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Officers and Directors

Set forth below is information regarding the Company's current directors and executive officers as of the date of this Proxy Statement. The executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position	Term
Wen Tao (Steve) Liu	59	Chairman of the Board and President – North America	Class III
Wei (William) Cao	57	Chief Executive Officer and Director	Class III
Tony (Bizuo) Liu	51	Chief Financial Officer and Secretary	Class II
Chun Kwok Alan Au (2)(3)	43	Independent Director	Class II
Guotong Xu(2)	58	Independent Director	Class II

Gerardus A. Hoogland	59	Non-independent Director	Class I
David Bolocan (1)(2)	51	Independent Director	Class I
Terry A. Belmont (1)(3)	69	Independent Director	Class I
Nadir Patel (1)(3)	45	Independent Director	Class III

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Corporate Governance Committee

There are no family relationships between any of our directors or executive officers. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current directors to the Company’s Board. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of the Company’s affairs. There are no agreements or understandings for any officer or director to resign at the request of another person, and none of the officers or directors are acting on behalf of, or will act at the direction of, any other person.

The following is a brief description of the business experience during the past five years of our executive officers and directors who are not up for election at this Annual Meeting:

Tony Liu, Chief Financial Officer and Secretary

Tony Liu has served as the Company’s Chief Financial Officer and Secretary since January 2014 and as Director of the Company from February 2013 to January 2014. Since January 2013, Mr. Liu has served as the Corporate Vice President at Alibaba Group, handling Alibaba’s overseas investments.  Since joining Alibaba in 2009, Mr. Liu has severed in various positions including Corporate Vice President at B2B corporate investment, corporate finance, and General Manager for a global ecommerce platform.  From July 2011 to December 2012, he served as CFO for HiChina, a subsidiary of Alibaba, an internet infrastructure service provider.  Prior to joining Alibaba, Mr. Liu spent 19 years at Microsoft Corporation where he served a variety of finance leadership roles. He was the General Manager at Corporate Strategy looking after Microsoft China investment strategy and Microsoft corporate strategic planning process.  Mr. Liu was a leader in Microsoft corporate finance organization during the 1990s as Corporate Accounting Director.  Mr. Liu earned a B.S. degree in Physics from Suzhou University, Suzhou, PRC and has completed MBA/MIS course work at Seattle Pacific University. Mr. Liu obtained his Washington State CPA certificate in 1992.

 David Bolocan, Director

Mr. Bolocan has over 20 years of experience in retail banking and payments, with extensive expertise in deposit product development, pricing, marketing, advertising, distribution, customer segmentation, lifecycle management, and portfolio management.  Since June 2013, Mr. Bolocan has been a managing director for Argus Information and Advisory Services, LLC and leads the Retail Banking Solutions group, which includes the Deposit Accounts Payment Study, and retail banking client delivery groups.  Prior to joining Argus, Mr. Bolocan served as general manager of Consumer Deposits at SunTrust from December 2008 to April 2012 and as a director at AlixPartners, a management consulting firm, from April 2012 to June 2013. Mr. Bolocan has also held senior executive roles at JPM Chase (Head of Small Business Credit Products, Pricing and Analytics) and MBNA/Bank of America (CMO of Small Business Lending) and consulting positions at Mercer Management Consulting and Mitchell Madison Group.  Mr. Bolocan received an MS/MBA from the MIT Sloan School of Management and a BA from Harvard University in Computer Science and Economics.  In considering Mr. Bolocan’s eligibility to serve on the Board, the Board considered Mr. Bolocan’s extensive experience in the management of large complex businesses, as well as his financial expertise.

Terry A. Belmont, Director

Mr. Belmont has over 20 years of experience in leading major academic and non-academic medical centers and healthcare entities with multi-campus responsibility. Since 2009, Mr. Belmont has overseen UC Irvine Medical Center, the main campus of UC Irvine Health, in Orange, Calif., and its licensed ambulatory facilities in Orange, Irvine, Costa Mesa, Anaheim and Santa Ana. Since his arrival in 2009, Belmont has led several expansion and renovation projects. He helped open the state-of the-art UC Irvine Douglas Hospital and led the development of a patient-centered healing garden and a 7-story clinical laboratory building. Mr. Belmont recently launched a 10-year facility master planning project for facility development at UC Irvine Medical Center and clinics throughout Orange County. Prior to joining UC Irvine Medical Center, Mr. Belmont served as CEO of Long Beach Memorial Medical Center and Miller Children’s Hospital from 2006-2009. He has also served as president and chief executive officer in several entities, including St. Joseph Hospital of Orange, Pacific Health Resources, California Hospital Medical Center and HealthForward.

Mr. Belmont’s substantial community involvement includes board positions with the Orange County World Affairs Council, Southern California College of Optometry, American Heart Association and Children’s Fund. He serves on the Board of Trustees of the University of Redlands. Mr. Belmont received his master’s in public health with a major in hospital administration from UC Berkeley, and a bachelor’s in business from the University of Redlands. In considering Mr. Belmont’s eligibility to serve on the Board, the Board considered Mr. Belmont’s business acumen in the healthcare industry.

Gerardus A. Hoogland, Director

Mr. Hoogland has over 20 years of experience in managing international pharmaceutical companies and providing consulting services to companies in the pharmaceutical and healthcare industries. Since October 2013, Mr. Hoogland has served as a director of Cytespace Pvt, Ltd, a clinical research site solution organization located in India. Since July 2013, he has served as Chief Executive Officer of HealthCrest AG, an investment and consulting company based in Zug, Switzerland. Prior to joining HealthCrest, Mr. Hoogland was the Executive Director and board member of Litha Healthcare Ltd., a healthcare company listed on Johannesburg Stock Exchange from July 2012 to July 2013. In 1997, Mr. Hoogland founded Pharmaplan Pty Ltd., a premier specialty pharmaceutical company located in South Africa, and was the company’s Chief Executive Officer from 1997 to July 2012.

Mr. Hoogland received his Medical Doctor degree from University of Amsterdam, his Propeduse Law degree from Eramus Universiteit, and his Mater of Business Administration degree from Institute d’Administration des Affaries (INSEAD).  In considering Mr. Hoogland’s eligibility to serve on the Board, the Board considered Mr. Hoogland’s medical expertise as well as business acumen in the pharmaceutical and healthcare segments.

Alan Au, Director

Mr. Au is a seasoned banker for healthcare companies. He has over 15 years of experience in cross boarder merger and acquisition and financing transactions for pharmaceutical and healthcare companies.  Mr. Au is a currently senior adviser to the Board of Directors of Simcere Pharmaceutical Group(NYSE:SCR), a China-based pharmaceutical company that used to be listed on the New York Stock Exchange, and a venture partner of Ally Bridge Group, a biotech-focused investment fund headquartered in Hong Kong. He also serves on the assessment panel of the Small Entrepreneur Research Assistance Program (SERAP) for the Innovation and Technology Commission of the Hong Kong SAR Government.

Mr. Au served as a director and Chairman of the Audit Committee of Simcere Pharmaceutical Group during March 2013 to December 2013. Mr. Au was the head of Asia healthcare investment banking group for Deutsche Bank AG from April 2011 to December 2012, in charge of healthcare IPO and M&A transactions in the region. Prior to that, he was a director at JAFCO Asia Investment Group, responsible for healthcare investments in China from 2008 to 2011, and a director at Morningside Group responsible for healthcare investments in Asia from 2000 to 2005. From 1995 to 1999, Mr. Au worked at KPMG and KPMG Corporate Finance Ltd., responsible for regional M&A transactions and financial advisory services.

Mr. Au is a Certified Public Accountant in the U.S. and holds the Chartered Financial Analyst (CFA) designation. He is an associate member of the Hong Kong Institute of Financial Analysts and member of the American Institute of Certified Public Accountants. Mr. Au received his Bachelor’s degree in Psychology from the Chinese University of Hong Kong in 1995, and a Master’s degree in Management from Columbia Business School in New York in 2007.

Guotong Xu, M.D., Ph.D., Director

Dr. Xu is currently a Professor of Ophthalmology and Regenerative Medicine, Dean of Tongji University School of Medicine and a Director of Stem Cell Bank of TUSM, an important base or a center for stem cell research and clinical application in China.

Mr. Xu was the Deputy Dean of Tongji University School of Medicine since 2008 to 2010.  After he trained as post-doctor in Alcon Lab and NEI/NIH, he was appointed as a Research Assistant Professor in the Department of Anatomy and Cell Biology at University of North Texas Health Science Center.  Dr. Xu organized the first large scale International Stem Cell Symposium in collaboration with ISSCR in 2007. Following that, he and his colleagues initiated the establishment of Chinese Society for Stem Cell Biology, and severed as the first president. He is also an active member in the establishment of the State Stem Cell & Regenerative Medicine Strategic Alliance, and severs as a council member. Dr. Xu is also an Associate Editor for Chinese Journal of Cell and Stem Cell. More important, he is one of the few scientists in China who serves as the PI for two China National Major Projects (973 programs).

Dr. Xu had a PhD in pharmacology from University of North Texas Health Science Center, MD degree from Peking Union Medical College, a MD degree from Chinese Academy of Medical Sciences and a bachelor degree from Harbin Medical University in 1982.

Summary Compensation Table

The following table sets forth for the years ended December 31, 2014 and 2013 compensation awarded to, paid to, or earned by, Steve Liu (our former CEO), William Cao (our current CEO), Bizuo (Tony) Liu (our current CFO), and Andy Chan (our former CFO).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wen Tao (Steve) Liu,	2014	200,004	-	37,727	-	-	-	-	237,731
President and Chairman of the Board	2013	168,750	33,750	-	472,770	-	-	-	675,270

Wei (William) Cao,	2014	225,000	-	-	-	-	-	-	225,000
Chief Executive Officer and Director	2013	172,917	34,583	-	664,335	-	-	-	871,835

Bizuo (Tony) Liu,	2014	155,491	-	-	1,141,712	-	-	-	1,297,203
Chief Financial Officer and Director	2013	-	-	-	-	-	-	-	-

Andrew Chan,	2014	220,006	-	46,200	209,625	-	-	-	475,831
Senior Vice President, Corporate Business Development	2013	166,667	33,333	-	210,120	-	-	-	410,120

The following table sets forth information concerning outstanding stock options for each named executive officer as of December 31, 2014.

Outstanding Equity Awards At Fiscal Year-End December 31, 2014

	Option awards					Stock awards
Name	Number of securities underlying unexercised options(#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(#)	Market value of shares of units of stock that have not vested($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Wen Tao (Steve) Liu, President and Chairman of the Board (1)	89,631	90,369	-	$3	2/20/2023	-	-	-	-
Wei (William) Cao, Chief Executive Officer and Director (2)	34,630	55,370	-	$3	2/20/2023	-	-	-	-
Wei (William) Cao, Chief Executive Officer and Director (3)	37,500	52,500	-	$5.4	9/30/2023	-	-	-	-
Andrew Chan, Senior Vice President, Corporate Business Development (4)	28,519	51,481	-	$3	2/20/2023	-	-	-	-
Andrew Chan, Senior Vice President, Corporate Business Development (5)	10,613	36,387	-	$5.61	5/16/2024	-	-	-	-
Bizuo (Tony) Liu, Chief Financial Officer and Director (6)	77,917	177,083	-	$5	1/3/2024	-	-	-	-
Bizuo (Tony) Liu, Chief Financial Officer and Director (7)	3,092	2,208	-	$7.23	3/5/2023	-	-	-	-
Jeffery Auerbach (8)	4,000	-	-	$5.41	10/7/2023	-	-	-	-
Terry A. Belmont (9)	4,000	-	-	$5.5	12/9/2023	-	-	-	-
	-	4,000		$5.5	12/9/2024
	-	3,000		$5.5	11/7/2024
David Bolocan (10)	7,000	-	-	$5.41	10/4/2023	-	-	-	-
	-	7,000	-	$5.41	10/4/2024
Leo Dembinski (11)	940	-	-	$5.41	10/4/2023	-	-	-	-
Jianping Dai (12)	883	-	-	$4.95	3/29/2023	-	-	-	-
Jianping Dai (12)	7,000	-	-	$5.4	9/26/2023	-	-	-	-
Gerardus A. Hoogland (13)	1,590	3,710	-	$5.5	12/9/2023	-	-	-	-
Nadir Patel (14)	-	5,000	-	$5	1/3/2024	-	-	-	-
	-	2,000	-	$5	11/7/2024	-	-	-	-
Chun Kwok Alan Au (15)	-	4,000	-	$15.62	11/7/2024	-	-	-	-
Guotong Xu (16)	-	2,000	-	$15.62	11/7/2024	-	-	-	-

(1)
Represents an option to purchase up to 146,667 shares that were issued on 2/20/2013 with a monthly vesting schedule over a 36 month period, an exercise price of $3.00 and an expiration date of 2/20/2023 and an additional option to purchase up to 33,333 shares issued on 2/20/2013 with full vesting on the second year anniversary of the award, an exercise price of $3.00 and an expiration date of 2/20/2023.

(2)
Represents an option to purchase up to 56,667 shares that were issued on 2/20/2013 with a monthly vesting schedule over a 36 month period, an exercise price of $3.00 and an expiration date of 2/20/2023 and an additional option to purchase up to 33,333 shares issued on 2/20/2013 with full vesting on the second year anniversary of the award, an exercise price of $3.00 and an expiration date of 2/20/2023.

(3)
Represents an option to purchase up to 90,000 shares that were issued on 9/30/2013 with a monthly vesting schedule over a 36 month period, an exercise price of $5.40 and an expiration date of 3/05/2023.

(4)
Represents an option to purchase up to 46,667 shares that were issued on 2/20/2013 with a monthly vesting schedule over a 36 month period, an exercise price of $3.00 and an expiration date of 2/20/2023 and an additional option to purchase up to 33,333 shares issued on 2/20/2013 with full vesting on the second year anniversary of the award, an exercise price of $3.00 and an expiration date of 2/20/2023.

(5)
Represents an option to purchase up to 47,000 shares that were issued on 5/16/2014 with a monthly vesting schedule over a 31 month period, an exercise price of $5.61 and an expiration date of 5/16/2024.

(6)
Represents an option to purchase up to 255,000 shares that were issued on 1/3/2014 with a monthly vesting schedule over a 36 month period, an exercise price of $5.61 and an expiration date of 1/3/2024.

(7)	Represents an option to purchase up to 5,300 shares that were issued on 3/5/2013 with a monthly vesting schedule over a 36 month period, an exercise price of $7.23 and an expiration date of 3/5/2023.
(8)
Represents an option to purchase up to 4,000 shares that were issued on 10/7/2013, with full vesting at the one year anniversary of the grant date, an exercise price of $5.41 and an expiration date of 10/7/2023.

(9)
Represents an option to purchase up to 4,000 shares that were issued on 12/9/2013, with full vesting at the one year anniversary of the grant date, an exercise price of $5.50 and an expiration date of 12/9/2023 and an additional option to purchase up to 4,000 shares issued on 12/9/2014 with full vesting at the one year anniversary of the grant date, an exercise price of $5.5 and an expiration date of 12/9/2024 as well as an additional option to purchase up to 3,000 shares issued on 11/7/2014 with full vesting at the one year anniversary of the grant date, an exercise price of $5.5 and an expiration date of 11/7/2024.

(10)
Represents an option to purchase up to 7,000 shares that were issued on 10/4/2013, with full vesting at the one year anniversary of the grant date, an exercise price of $5.41 and an expiration date of 10/4/2023 and an additional option to purchase up to 7,000 shares that were issued on 10/4/2014, with full vesting at the one year anniversary of the grant date, an exercise price of $5.41 and an expiration date of 10/4/2024.

(11)
Represents an option to purchase up to 1,590 shares that were issued on 10/04/2013, fully vested immediately, an exercise price of $5.41 and an expiration date of 10/04/2023. As of December 2014, 650 shares of options had been exercised.

(12)
Represents an option to purchase up to 5,300 shares that were issued on 3/29/2013, with a monthly vesting schedule over a 36 month period, an exercise price of $4.95 and an expiration date of 3/29/2023. The award was amended on 9/26/2013 to 7,000 shares and 883 already vested shares on that date, with the amended shares fully vested at the one year anniversary of the grant date, an exercise price of $5.40 and an expiration date of 9/26/2023.

(13)
Represents an option to purchase up to 5,300 shares that were issued on 12/09/2013, with full vesting of 30%, 30% and 40% at each year anniversary of the grant date for 3 years, an exercise price of $5.50 and an expiration date of 12/09/2023.

(14)
Represents an option to purchase up to 5,000 shares that were issued on 1/3/2014, with full vesting at the one year anniversary of the grant date, an exercise price of $5 and an expiration date of 1/3/2024 and an additional option to purchase up to 2,000 shares that were issued on 11/7/2014, with full vesting at the one year anniversary of the grant date, an exercise price of $5 and an expiration date of 11/7/2024.

(15)
Represents an option to purchase up to 4,000 shares that were issued on 11/7/2014, with full vesting at the one year anniversary of the grant date, an exercise price of $15.62 and an expiration date of 11/7/2024.

(16)
Represents an option to purchase up to 2,000 shares that were issued on 11/7/2014, with full vesting at the one year anniversary of the grant date, an exercise price of $15.62 and an expiration date of 11/7/2024.

Executive Employment Agreements

At the closing of the merger with Cellular Biomedicine Group Ltd., a British Virgin Islands company (“CBMG BVI”), , the Company entered into executive employment agreements with each of Wen Tao (Steve) Liu, Wei (William) Cao and Andrew Chan (the “New Officers”) dated February 6, 2013 (each an “Employment Agreement,” collectively, the “Employment Agreements”). As of August 30, 2013, the Employment Agreements were amended to revise the salaries of the New Officers to: Wen Tao (Steve) Liu: $225,000; Wei (William) Cao: $200,000; and Andrew Chan: $200,000.  On September 29, 2013, in connection with their change in positions, the Board further adjusted the salaries of Mr. Liu and Mr. Cao to $200,000 and $225,000, respectively. The New Officers are also eligible to participate in the Company’s Amended and Restated 2011 Incentive Stock Option Plan (the “Plan”) and receive an option grant thereunder for the purchase of common stock of the Company at the discretion of the board of directors of the Company (the “Board”). The term of the New Officers’ employment agreements are effective as of February 6, 2013 and continue for three years thereafter. After the three year term, if the New Officers continue to be employed, they will be employed on an at-will basis and their agreements shall automatically renew for successive one year terms, until and unless their employment is terminated.

If during the initial three year period following February 6, 2013, the New Officers are terminated for any reason other than death, disability, Cause (as defined in their Employment Agreements) or for no good reason, the Company shall be obligated to: (i) pay a severance amount equal to one times the New Officer’s base salary; (ii) accelerate and vest in full the New Officer’s stock options; (iii) subject to the New Officer’s election to receive COBRA, pay for the executive’s COBRA premiums during the twelve month period commencing with continuation coverage for the month in which the date of termination occurs.

If any New Officer’s employment is terminated by the Company, upon or within two years following the date of a Change in Control (as defined in the Employment Agreement), the Company will (i) pay the New Officer a severance amount equal to two times the New Officer’s base salary; (ii) accelerate and vest the New Officer’s stock options effective immediately upon the date of termination within the two year period following the occurrence of a Change in Control; and (iii) subject to the New Officer’s election to receive COBRA, pay for the New Officer’s COBRA premiums during the twelve month period commencing with continuation coverage for the month in which the date of termination occurs.

In connection with Tony Liu’s appointment as Chief Financial Officer in January 2014, the Company entered into an employment agreement with Mr. Liu on substantially the same terms as the New Officer Employment Agreements, except that, Mr. Liu will receive an annual base salary of $210,000.

Employment Agreements with Former Officers

Effective as of February 6, 2013, Norman Klein and Keith Wong’s employment agreements with the Company were terminated.  On the same date, the Company’s wholly-owned subsidiary Eastbridge Investment Corporation (“Eastbridge Sub”) entered into employment agreements with Messrs. Klein and Wong as the officers of Eastbridge Sub (each a “Subsidiary Employment Agreement,” collectively, the “Subsidiary Employment Agreements”).

Pursuant to Mr. Wong’s Subsidiary Employment Agreement with EastBridge Sub, Mr. Wong was entitled to an annual base salary of $240,000. Mr. Wong was also eligible to participate in and receive awards under the Plan.

Pursuant to Mr. Klein’s Subsidiary Employment Agreement with EastBridge Sub, Mr. Klein was entitled to an annual base salary of $180,000. Mr. Klein was also eligible to participate in and receive awards under the Plan.

The Subsidiary Employment Agreements were effective as of February 6, 2013 and were to continue for three years thereafter unless earlier terminated. After the three year term, Mr. Wong and Mr. Klein were to continue to be employed on an at-will basis and their employment agreements automatically renew for successive one year terms until terminated.

Each of the above Subsidiary Employment Agreements contained termination provisions dependent on the reason the employment is terminated, severance payments and possible payment of COBRA premiums.

On February 5, 2013, Messrs. Klein and Wong entered into a Deferred Compensation Agreement with the Company, pursuant to which the Company agreed to: (i) pay Messrs. Klein and Wong certain accrued unpaid cash compensation of $459,300 and $676,839, respectively; and (ii) pay on August 31, 2013, pay to Messrs. Klein and Wong cash bonus payments of $152,577 and $204,723, respectively.  As of September 30, 2013, all such amounts were paid.

In connection with the discontinuation of the Company’s consulting business, effective July 31, 2014, the Company terminated its employment agreements with Messrs. Klein and Wong and terminated their services as officers of Eastbridge Sub.  On the same date, the Company entered into severance agreements with Messrs. Klein and Wong. Pursuant to the terms of the agreements, the Company agreed to pay severance of $360,000 and $480,000 to Messrs. Klein and Wong, respectively, as well as an additional lump sum of $4,200 and $12,480, respectively, to cover the equivalent costs of retaining two years of medical coverage under the Company’s current medical plan for Messrs. Klein and Wong.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists ownership of common stock as of September 21, 2015. The information includes beneficial ownership by (i) holders of more than 5% of common stock, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group.  Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of the Company’s common stock (including shares underlying common stock purchase options) beneficially owned by them.  As of September 21, 2015, the Company had 11,620,165 shares of common stock and no shares of preferred stock outstanding. Except as otherwise indicated below, the address for each listed beneficial owner is c/o Cellular Biomedicine Group, Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class

Named Executive Officers and Directors

Wen Tao (Steve) Liu (5)	358,522	2.93%
President and Chairman of the Board

Wei (William) Cao (1)	415,441	3.40%
Chief Executive Officer and Director

Bizuo (Tony) Liu (6)	270,545	2.21%
Chief Financial Officer, Director and Secretary

Andrew Chan (7)	257,380	2.10%
Senior Vice President, Corporate Business Development

Gerardus A. Hoogland (8)	1,590	*
Director

David Bolocan (9)	24,000	*
Director

Terry A. Belmont (10)	5,224	*
Director

Nadir Patel (11)	7,000	*
Director

Chun Kwok Alan Au (12)	4,000	*
Director

Guotong Xu (13)	2,000	*
Director

Liqun Wang	0	*
Chief Operation Officer

Yihong Yao (14)	500	*
Chief Scientific Officer

All Officers and Directors as a Group (12 persons)	1,346,202	11.01%

5% or more Stockholders

Mission Right Limited (2)	1,036,040	8.47%

Leung Pak To (3)	808,235	6.61%

Cellular Immunity Tech Ltd. (4)	753,522	6.16%

* Less than 1%

(1)
Wei (William) Cao shares voting and dispositive power over the shares held by W & J Development Ltd. with his spouse. Total shares owned by Mr. Cao includes (i) 222,518 shares directly by him; (ii) 25,145 shares held by W & J Development Ltd.; (iii) 85,278 options issued under the 2011 Plan vested/to be vested within 60 days as of September 21, 2015; (iv) 62,500 options issued under the 2013 Plan vested/to be vested within 60 days as of September 21, 2015; (v) 20,000 options issued under the 2014 Plan vested as of September 21, 2015.

(2)
Mission Right Limited is 50% owned by Yusen Holdings Limited and 50% by Zeacome Investment Limited. Chan Boon Ho Peter controls Yusen Holdings. Zeacome Investment Limited is owned by Perfect Touch Technology Inc., which is owned by CST Mining Group Limited. CST Mining Group Limited is a public company listed on the Hong Kong Stock Exchange under the ticker code “985.” Accordingly, Chan Boon Ho Peter and CST Mining Group Limited beneficially own the shares held by Mission Right Limited.

(3)	Of the 808,235 shares beneficially owned by Mr. Leung, 571,092 are held by Full Moon Resources Limited and 237,143 are held by Venture Garden Limited.
(4)
Cellular Immunity Tech Ltd. is held by 7 companies.   Agreen – Tech Ltd. accounts for 45% of its interest and was owned by Dr. Kou Zhongxun, who is the employee of the company. Pureland Evergreen Ltd. accounts for 26% of the interest and was owned by Xu Chengbin, who is the employee of the company.  Agreen Cellular Immunotherapy Ltd. accounts for 10% of the interest and was owned by Zhang Wei.  Cellular Immunotherapy Ltd. was owned by Li Yaohua, who is the employee of the company. Biotechnology – Tech Ltd. accounts for 5% of the interest and was owned by Wu Pengfei, who is the employee of the company. Heaven Mind Ltd. accounts for 5% of the interest and was owned by Wu Shanshan, who is the employee of the company.  Index Hong Kong Limited accounts for 4% of the interest and was owned by Zhang Dong.

(5)	Total shares owned by Wen Tao (Steve) Liu includes (i) 224,076 shares of common stock; (ii)134,446 options issued under 2011 Plan vested/to be vested within 60 days as of September 21, 2015.
(6)
Total shares owned by Bizuo (Tony) Liu includes (i) 100,000 shares of common stock; (ii)4,711 options issued under 2011 Plan vested/to be vested within 60 days as of September 21, 2015; (iii)155,834 options issued under 2013 Plan vested/to be vested within 60 days as of September 21, 2015; (iv) 10,000 options issued under 2014 Plan vested as of September 21, 2015.

(7)
Total shares owned by Andrew Chan includes (i) 153,978 shares of common stock; (ii)76,112 options issued under 2011 Plan vested/to be vested within 60 days as of September 21, 2015; (iii)27,290 options issued under 2013 Plan vested/to be vested within 60 days as of September 21, 2015.

(8)
Total shares owned by Gerardus Hoogland includes 1,590 options issued under 2013 Plan vested as of September 21, 2015. Mr. Hoogland was nominated to the Board pursuant to the terms of an advisory agreement with Healthcrest AG dated August 23, 2013. Mr. Hoogland is chief executive officer of Healthcrest.  Healthcrest is 100% owned by Jacesa Investments Ltd, which is 100% owned by Rosetrust Nominees Ltd. In addition to the 1,590 vested options held directly by Mr. Hoogland, Healthcrest and its affiliates beneficially own an aggregate of 397,936 shares of CBMG common stock, of which 119,000 shares are held in Healthcrest’s name.  Except for the options issued as compensation for services as a director of CBMG, Mr. Hoogland disclaims beneficial ownership of all of the CBMG shares attributed to Healthcrest and its affiliates.

(9)	Total shares owned by David Bolocan includes (i) 10,000 shares of common stock; (ii) 14,000 options issued under 2013 Plan vested/to be vested within 60 days as of September 21, 2015.
(10)	Total shares owned by Terry A. Belmont includes (i) 2,224 shares of common stock; (ii) 3,000 options issued under 2013 Plan to be vested within 60 days as of September 21, 2015.
(11)	Total shares owned by Nadir Patel includes 7,000 options issued under 2013 Plan vested/to be vested within 60 days as of September 21, 2015.
(12)	Total shares owned by Chun Kwok Alan Au includes 4,000 options issued under 2013 Plan to be vested within 60 days as of September 21, 2015.
(13)	Total shares owned by Guotong Xu includes 2,000 options issued under 2013 Plan to be vested within 60 days as of September 21, 2015.

(14)	Total shares owned by Yihong Yao includes 500 shares of common stock.

Change of Control

As a result of the merger with CBMG BVI, a change in control of the Company occurred.  More specifically, upon consummation of the merger on February 6, 2013 the former CBMG BVI shareholders were issued shares of Company common stock constituting a majority of the outstanding stock of the Company.

In connection with the change in control, Wen Tao (Steve) Liu, Wei (William) Cao and Tony Liu were appointed as directors of the Company upon the closing of the merger. Mr. Wong and Mr. Klein, along with these three individuals, comprise the entire Board of Directors (a total of five members) as of the closing date of the merger.

Other than the transactions and agreements disclosed in the Current Reports on Form 8-K filed with the SEC on November 20, 2012 and February 12, 2013, the Company knows of no arrangements resulting in a change in control of the Company.  Except as set forth in the 2014 Annual Report, no officer, director, promoter, or affiliate of the Company has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At the closing of the merger, the Company entered into executive employment agreements with each of Wen Tao (Steve) Liu, Wei (William) Cao and Andrew Chan dated February 6, 2013, as amended (each an “Employment Agreement,” collectively, the “Employment Agreements”).  For further information about such Employment Agreements, see the discussion under the heading “Executive Employment Agreements” on page 20, which is hereby incorporated by reference.

On August 23, 2013, the Company entered into an Advisory Agreement with HealthCrest AG, a Switzerland company (“HealthCrest”), pursuant to which the Company engaged HealthCrest as a non-exclusive corporate and business development advisor. Mr. Gerardus A. Hoogland, a director of the Company, is the Chief Executive Officer of HealthCrest. In consideration of the services provided by HealthCrest, the Company will issue to HealthCrest 119,000 shares of the Company’s common stock, which will vest over 28 months. The Company may repurchase the unvested shares at a price of $6.70 per share upon material breach of the terms of the Advisory Agreement on the part of HealthCrest.  HealthCrest will also be entitled to certain transaction-based compensation under the Advisory Agreement. The term of the Agreement is between September 1, 2013 and December 31, 2015, provided either party may terminate the agreement upon 30 days written notice after November 29, 2013.

At the closing of the merger, the Company, through its subsidiary EastBridge Sub, entered into employment agreements with each of Norman Klein and Keith Wong, as officers of EastBridge Sub.  For further information about such agreements, see the discussion under the heading “Employment Agreements with Former Officers” on page 20, which is hereby incorporated by reference.

As of December 31, 2014 and 2013 the accrued compensation liability to the officers was $-0- and $105,000, respectively.

The Company received advances from Mr. Cao, Mr. Wong and Mr. Klein, its current CEO and former CEO and CFO, respectively, during the course of business at a rate of 4.5% interest, which is the federal long term interest rate.  As of December 31, 2014 and 2013, advances payable to Mr. Cao were $6,037 and $7,194, respectively.  As of December 31, 2013, advances payable to Mr. Wong were $8,500.  As of December 31, 2013 advances payable to Mr. Klein were $22,090.  As of December 31, 2014 no amounts remained payable to Mr. Wong or Mr. Klein.

The Company received income for cell kits with cell processing and storage from subsidiaries of Global Health for the year ended December 31, 2014 and 2013, of approximately $179,000 and $204,900, respectively.  This accounts for the entire fiscal year revenue of the Biomedicine segment.

Except as disclosed herein, there have been no transactions or proposed transactions in which the amount involved exceeds $120,000 for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Board of Directors reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws.  The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented.  However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party.  The Company expects that the Board would only approve a related party transaction that was in the best interests of, and fair to, the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Director Independence

In determining the independence of our directors, the Board applied the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). Pursuant to these rules, and after considering all relevant facts and circumstances, the Board affirmatively determined that Messrs. David Bolocan, Terry A. Belmont, Alan Au and Guotong Xu, each of whom are now serving on the Board, are each independent within the definition of independence under the NASDAQ rules.  The Board also affirmatively determined that Nadir Patel, Class III Director nominee, is independent within the definition of independence under the NASDAQ rules. Class III Direcotr nominees Wen Tao (Steve) Liu and Wei (William) Cao, as well as Tony Liu and Gerardus A. Hoogland, are not independent directors.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS
AND STOCKHOLDER PROPOSALS

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our Proxy Statement and form of proxy for our 2015 Annual Meeting of stockholders must have been received by us no later than May 29, 2015 (or earlier if our next annual meeting is held earlier than December 2015), which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed its last Proxy Statement, and must comply with the requirements of the proxy rules promulgated by the SEC.  We presently intend to schedule our next annual meeting in November 2016, subject to change without further announcement except as required by proxy rules.  Stockholder proposals should be addressed to our corporate Secretary at 19925 Stevens Creek Blvd., Suite 100, Cupertino, California, 95014.

Recommendations from stockholders which are received after the applicable deadline likely will not be considered timely for consideration by our Nominating and Corporate Governance Committee for next year’s annual meeting.

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented.  If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, of if no recommendation is given, in their own discretion.

The Company will send instructions to stockholders entitled to notice of the Annual Meeting regarding how to access this Proxy Statement and the Company's Annual Report on form 10-K for the year ended December 31, 2014.  The Annual Report includes the financial statements and management’s discussion and analysis of financial condition and results of operations.  The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us.  Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank.  This practice of sending only one copy of proxy materials is known as householding.  If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process.  If the foregoing procedures apply to you, your broker has sent one copy of our Proxy Statement to your address.  If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this Proxy Statement, we will send a copy to you if you address your written request to, or call, Tony Liu, Chief Financial Officer and Corporate Secretary of Cellular Biomedicine Group, Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, California, 95014, telephone number (408) 973-7884.

Copies of the documents referred to above that appear on our website are also available upon request by any stockholder addressed to our corporate Secretary, Cellular Biomedicine Group, Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, California, 95014.

CELLULAR BIOMEDICINE GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 20, 2015 AT 9:00 AM PDT
CONTROL ID:
REQUEST ID:

The undersigned hereby appoint(s) Tony Liu with the power of substitution and resubstitution to vote any and all shares of capital stock of Cellular Biomedicine Group, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on November 20, 2015, at 9:00 A.M. Pacific Daylight Time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CBMG
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CELLULAR BIOMEDICINE GROUP, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT

	Election of Directors:		☐	☐
	Wei Tao (Steve) Liu				☐
	Nadir Patel				☐	CONTROL ID:
	Wei (William) Cao				☐	REQUEST ID:

Proposal 2		à	FOR	AGAINST	ABSTAIN

	To ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES ON PROPOSAL NUMBER 1, FOR APPROVAL ON PROPOSAL NUMBER 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign, date, and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CELLULAR BIOMEDICINE GROUP, INC.

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

Dated: ________________________, 2015

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)